Q2 2022 Financial Results July 26, 2022 Exhibit 99.2

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (the “Company,” “ARI,” “we,” “us” and “our”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic, including the emergence and spread of COVID-19 variants; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results operations, liquidity and capital resources; ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; the timing and amounts of expected future fundings of unfunded commitments; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings and Distributable Earnings per share. Please refer to page 20 for a definition of “Distributable Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on page 19. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI. Unless the context requires otherwise, references in this presentation to “Apollo” refer to Apollo Global Management, Inc., together with its subsidiaries, and references in this presentation to the “Manager” refer to ACREFI Management, LLC, an indirect subsidiary of Apollo Global Management, Inc.

ARI Q2 2022 Highlights See footnotes on page 20 Strong Distributable Earnings1 $0.35 Distributable Earnings1 per Diluted Share of Common Stock Durable Balance Sheet $1.7 Billion of Unencumbered Loan Assets2 Robust Originations Activity $1.3 Billion New Mortgage Commitments Closed Well-Positioned for Rising Interest Rates 98% Percentage of Portfolio Consisting of Floating Rate Loans

Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD Excludes loans on non-accrual Includes cash and available leverage on our secured debt arrangements Originations Summary Results See footnotes on page 20 Q2 Financial Results Loan Portfolio Net interest income of $57.4 million Net income available to common stockholders of $67.9 million, or $0.44 per diluted share of common stock Distributable Earnings1 of $49.5 million, or $0.35 per diluted share of common stock Declared a common stock dividend of $0.35 per share for Q2 2022, which implies an annualized dividend yield3 of 12.1% Received $0.5 billion of repayments in Q2 and $1.2 billion of repayments YTD Total loan portfolio of $8.9 billion with w/a unlevered all-in yield5,a of 5.1% 91% first mortgages 98% floating rate 87% of US floating-rate loans are in excess of respective floorsb 100% of GBP floating-rate loans are in excess of respective floors Committed $3.1 billion ($2.3 billion funded at close) year-to-date; $1.3 billion ($1.1 billion funded at close) of new commitments during Q2 Gross add-on fundings4 of $334 million year-to-date; $201 million in Q2 Ended quarter with total common equity market capitalization of $1.5 billion6 Ended quarter with $267 millionc of total liquidity and $1.7 billion2 of unencumbered loan assets Capitalization

1H’22 Portfolio Activity Key Highlights $1.3 billion $3.1 billion New Commitments to Mortgage Loans Portfolio Activity Q2 Portfolio Activity 7 ($ in mm) See footnotes on page 20 7 Q2’22 1H’22 100% 100% Floating Rate Mortgages 6.9% 6.1% Weighted Average Unlevered All-in Yieldb 58% 53% Weighted Average Loan-to-Valuec Foreign exchange (“FX”) gains and losses are offset by gains and losses on related secured debt arrangements and forward currency contracts economically hedging related cashflows of non-U.S. denominated currencies Includes benefit of forward points on currency hedges related to loans denominated in currencies other than USD; Weighted Average Unlevered All-in Yield is based on the applicable benchmark rates as of period and includes accrual of origination, and extension. Represents as-stabilized loan-to-value based on fully funded principal ($ in mm) a a 8 8

Book Value per Share9 Roll Forward Book Value per Share9 Book Value per Share See footnotes on page 20 8 10

Capital Structure Overview

Capital Structure Composition

($ in mm)



$5,194 (56%)
Secured Debt Obligations[a]
Term Loan B $781 (8%)
Senior Notes $500 (5%)
$1,281 (13%)
$575 (6%)
Convertible Notes
$169 (2%)
Preferred Stock
$2,136 (23%)
Common Equity Book Value[b]

Conservative Capital Management Strategy

- Seven Secured Debt Counterparties and One Private Securitization
- Borrowings denominated in USD, GBP, EUR, and SEK to reduce currency risk
- ~72% Weighted Average Available Advance Rate[c] Across Secured Debt Obligations
- 3.0x Debt to Equity Ratio[11]
- 2.1x Fixed Charge Coverage[12]
- $1.7 Billion of Unencumbered Loan Assets[2]
- One Secured Debt Counterparty added during 2022

a) Weighted-average rates of applicable benchmark rates and credit spread adjustments plus spreads of USD: +2.11% / GBP: +1.84% / EUR: +1.52% / SEK: +1.50%

b) Reflects book value per share (excluding General CECL Allowance and depreciation) of $15.19 multiplied by shares of common stock outstanding

c) Based on maximum available advance rates across secured debt counterparties

See footnotes on page 20

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Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD Weighted average loan-to-value (“LTV”) reflects the LTV at the time the loan was originated; excludes risk-rated 5 loans Other property types include: Parking Garages (3%), Caravan Parks (2%), Multifamily Development (3%), and Urban Predevelopment (1%) Loan Portfolio Overview See footnotes on page 20 Collateral Diversification Loan Position W/A Unlevered All-in Yield on Loan Portfolio5,a 5.1% W/A Remaining Fully-Extended Term13,16 3.0 Years W/A Portfolio Risk Rating13 3.1 Number of Loans 67 Carrying Value $8.9 billion W/A Portfolio Loan-to-Value13,b 59% 14 c

Loan Portfolio Overview (cont’d) ($ in mm) New York City 25% West 7% Midwest 8% Southeast 7% Northeast 5% Note: Map does not show locations where percentages are 2% or lower See footnote on page 20 Italy 5% United Kingdom 27% Spain 4% Germany 5% Sweden 3% b 9,15 Collateral Diversification 8,15 c Other geographies include Southwest (2%), Mid-Atlantic (1%), and Other International (1%) Other property types include Parking Garages (3%), Multifamily Development (3%), Caravan Parks(2%) and Urban Predevelopment (1%) Includes a $7.5 million office property located in the Midwest classified as held for sale

34% 66% Mitigating Foreign Exchange Risk Weighted average advance based on carrying value of first mortgage loans with secured debt financing Carrying value includes all commercial mortgage and subordinate loans denominated in foreign currencies with or without secured debt financing Represents unrealized losses on foreign loans of ($264) million net of unrealized gains of $176 million on respective foreign secured debt arrangements for the three months ended June 30, 2022 Represents net unrealized gain (loss) on forward contracts for the three months ended June 30, 2022, including gains (losses) on forward currency contracts economically hedging foreign currency interest Secured debt arrangements are structured in local currency thereby reducing FX exposure to our net equity on foreign loans. As of June 30, 2022, the percentage of net equity to total foreign denominated carrying value was 34%, or $1.3 billion 66% weighted average advance on total foreign loan portfolio 76%a weighted average advance on foreign loans with secured debt financing Net equity and net interest income of foreign loans are economically hedged through forward currency contracts Forward point impact on forwards currency contracts resulted in $0.4 million realized gain in Q2’2022 Foreign Exchange Rate Change (Local/USD) GBP: (12%) EUR: (12%) SEK: (16%) % FX Change YoY Mitigating Foreign Exchange Risk c d ARI is well-positioned for declining foreign exchange rates due to several risk mitigating steps we have taken to structure and fund our non-US loan portfolio and associated secured financing facilities ($ in mm) b Hedged with forward currency contracts Hedged by local currency denominated secured debt arrangements

Q2 Business Update Originations and Add-on Fundings Committed $1.3 billion ($1.1 billion funded) to new floating-rate mortgage loan commitments Completed $2014 million of gross add-on fundings during the quarter a) Other property types include Industrial, Urban Retail, Healthcare and Residential-for-rent b) Other geography types include Midwest and Northeast See footnotes on page 20 Repayments and Sales Total Q2 repayments of $0.5 billion (including $0.3 billion of full satisfactions) Subsequent Events Repayments: Received repayment of a $50 million first mortgage secured by a multifamily property located in Cleveland, Ohio Received repayment of a $9 million first mortgage secured by a residential-for-sale property located in New York City Add-on Fundings: Completed approximately $58 million4 of gross add-on fundings a b

Includes £20.0 million ($24.4 million converted to USD) subordinate participating interest See footnotes on page 20 Senior Loan Portfolio Overview (Page 1 of 3) 13, 16 a 17

See footnotes on page 20 Senior Loan Portfolio Overview (Page 2 of 3) 8 Includes portfolio of office, industrial, and retail property types 13, 16 17

See footnotes on page 20 Senior Loan Portfolio Overview (Page 3 of 3) 8 Includes portfolio of office, industrial, and retail property types 13, 16 9 a 8,15 17

Subordinate Loan14 Portfolio Overview Loans are secured by the same property Loan classified as held for sale In the form of a single-asset, single-borrower CMBS See footnotes on page 20 a c a a, 17 13, 16 8, 15 8,15 b 8 8

Net Interest Income Sensitivity to Benchmark Rates20,b Note: Assumes future financing, in certain cases, against mortgages that are not currently financed Net of expected secured credit facility advances Reflects incremental increases in respective benchmark rates as of June 30, 2022 (USD LIBOR 1 month: 1.713%, SOFR 1 month: 1.686%, and SONIA ON: 1.189% adjusted for compounding) Loan Maturities and Future Fundings Profile See footnotes on page 20 Fully-Extended Loan Maturities and Expected Future Fundings by Net Equity16,18,19 ($ in mm) a a

Appendix

(in thousands - except share data) June 30, 2022 December 31, 2021 f Assets: Cash and cash equivalents $241,619 $343,106 Commercial mortgage loans, net a,b 8,176,149 7,012,312 Subordinate loans and other lending assets, net b 753,711 844,948 Subordinate loan, held for sale 7,500 - Assets related to real estate owned, held for sale 162,846 - Derivative assets, net 139,748 16,788 Other assets 71,368 47,753 Real estate owned, net (net of $2,645 accumulated depreciation in 2021) - 151,788 Total Assets $9,552,941 $8,416,695 Liabilities and Stockholders' Equity Liabilities: Secured debt arrangements, net (net of deferred financing costs of $10,024 and $9,062 in 2022 and 2021, respectively) $5,183,837 $4,150,268 Senior secured term loan, net (net of deferred financing costs of $11,294 and $12,734 in 2022 and 2021, respectively) 766,159 768,325 Senior secured notes, net (net of deferred financing costs of $5,555 and $5,949 in 2022 and 2021, respectively) 494,445 494,051 Convertible senior notes, net 573,944 569,979 Accounts payable, accrued expenses and other liabilities c 220,100 102,609 Participations sold 24,356 27,064 Payable to related party 9,632 9,773 Liabilities related to real estate owned, held for sale 7,156 - Total Liabilities $7,279,629 $6,122,069 Commitments and Contingencies - - Stockholders’ Equity: Preferred stock, $0.01 par value, 50,000,000 shares authorized, Series B-1, 6,770,393 shares issued and outstanding ($169,260 liquidation preference) in 2022 and 2021 $68 $68 Common stock, $0.01 par value, 450,000,000 shares authorized, 140,590,843 and 139,894,060 shares issued and outstanding in 2022 and 2021, respectively 1,406 1,399 Additional paid-in-capital 2,707,872 2,721,042 Accumulated deficit (436,034) (427,883) Total Stockholders’ Equity $2,273,312 $2,294,626 Total Liabilities and Stockholders’ Equity $9,552,941 $8,416,695 Consolidated Balance Sheets Includes $7,222,253 and $5,957,707 pledged as collateral under secured debt arrangements in 2022 and 2021, respectively Net of $195,362 and $178,588 CECL Allowances in 2022 and 2021, respectively, comprised of $172,000 and $145,000 Specific CECL Allowance and $23,362 and $33,588 General CECL Allowance, respectively. Includes $3,999 and $3,106 of General CECL Allowance related to unfunded commitments on commercial mortgage loans, subordinate loans and other lending assets, net in 2022 and 2021, respectively

Consolidated Statements of Operations

(in thousands - except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
Net interest income:				
Interest income from commercial mortgage loans	$99,386	$82,447	$183,810	$157,803
Interest income from subordinate loans and other lending assets	14,530	31,775	30,365	63,234
Interest expense	(56,529)	(39,737)	(101,647)	(75,401)
Net interest income	**$57,387**	**$74,485**	**$112,528**	**$145,636**
Revenue from real estate owned operations	18,630	1,374	27,670	1,374
Total net revenue	**$76,017**	**$75,859**	**$140,198**	**$147,010**
Operating expenses:				
General and administrative expenses (includes equity-based compensation of $4,518 and $9,216 in 2022 and $4,357 and $8,744 in 2021, respectively)	($7,130)	($6,734)	($14,317)	($13,674)
Management fees to related party	(9,632)	(9,440)	(18,986)	(18,804)
Operating expenses related to real estate owned	(13,134)	(1,994)	(22,786)	(1,994)
Depreciation and amortization on real estate owned	—	(452)	(704)	(452)
Total operating expenses	**($29,896)**	**($18,620)**	**($56,793)**	**($34,924)**
Other income	$68	$17	$68	$109
Realised loss on investments	—	(20,000)	—	(20,000)
Reversal of (provision for) loan losses, net [a]	944	29,586	(17,667)	30,824
Realized losses and impairments on real estate owned	—	—	—	(550)
Foreign currency translation gain (loss)	(84,838)	4,054	(117,356)	(3,395)
Gain (loss) on foreign currency forward contracts (includes unrealized gains (losses) of $95,053 and $113,195 in 2022 and $(2,021) and $8,481 in 2021, respectively)	105,213	(3,094)	127,975	6,706
Unrealized gain (loss) on interest rate hedging instruments	3,443	(111)	9,764	246
Net income	**$70,951**	**$67,691**	**$86,189**	**$126,026**
Preferred dividends	(3,068)	(3,385)	(6,136)	(6,670)
Net income available to common stockholders	**$67,883**	**$64,306**	**$80,053**	**$119,256**
Net income per basic share of common stock	**$0.48**	**$0.45**	**$0.56**	**$0.84**
Net income per diluted share of common stock	**$0.44**	**$0.42**	**$0.55**	**$0.79**
Basic weighted-average shares of common stock outstanding	140,590,843	139,884,060	140,472,771	139,845,178
Diluted weighted-average shares of common stock outstanding	171,698,185	170,832,186	169,006,042	170,812,544
Dividend declared per share of common stock	**$0.35**	**$0.35**	**$0.70**	**$0.70**

(a) Comprised of $3,000 and ($27,000) Specific CECL Reversals (Allowances) and ($2,056) and $9,333 of General CECL Reversals (Allowances) for the three and six months ended June 30, 2022, respectively. Comprised of $30,000 and $30,000 Specific CECL Reversals and ($414) and $824 of General CECL Reversals (Allowances) for the three and six months ended June 30, 2021, respectively.

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Reconciliation of GAAP Net Income to Distributable Earnings[1]

(in thousands - except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,	
Distributable Earnings[1]:	**2022**	**2021**	**2022**	**2021**
Net income available to common stockholders:	**$67,833**	**$64,306**	**$80,053**	**$119,256**
Adjustments:				
Equity-based compensation expense	4,518	4,357	9,216	8,744
Loss (gain) on foreign currency forwards	(105,213)	3,094	(127,975)	(6,706)
Foreign currency loss (gain), net	84,838	(4,054)	117,356	3,395
Unrealized loss (gain) on interest rate cap	(3,443)	111	(9,764)	(246)
Realized gains (losses) relating to interest income on foreign currency hedges, net	1,428	(719)	5,112	(1,339)
Realized gains relating to forward points on foreign currency hedges, net	394	6	6,623	12
Amortization of the convertible senior notes related to equity reclassification	—	812	—	1,612
Depreciation and amortization on real estate owned	—	452	704	452
Provision for (reversal of) loan losses and impairments	(944)	(29,586)	17,667	(30,824)
Realized losses and impairments on real estate owned and investments	—	20,000	—	20,550
Total adjustments	**(18,422)**	**(5,527)**	**18,939**	**(4,350)**
Distributable Earnings[1] prior to realized losses and impairments on real estate owned and investments	**$49,461**	**$58,779**	**$98,992**	**$114,906**
Realized losses and impairments on real estate owned and investments	—	(20,000)	—	(20,550)
Distributable Earnings[1]	**$49,461**	**$38,779**	**$98,992**	**$94,356**
Weighted-average diluted shares – Distributable Earnings[1]				
Weighted-average diluted shares – GAAP	171,698,185	170,832,186	169,006,042	170,812,544
Weighted-average unvested RSUs	—	—	2,738,424	—
Reversal of hypothetical conversion of the Notes	(28,533,271)	(28,533,271)	(28,533,271)	(28,533,271)
Weighted-average diluted shares – Distributable Earnings[1]	**143,164,914**	**142,298,915**	**143,211,195**	**142,279,273**
Diluted Distributable Earnings[1] per share prior to realized losses and impairments on real estate owned and investments	**$0.35**	**$0.41**	**$0.69**	**$0.81**
Diluted Distributable Earnings[1] per share of common stock	**$0.35**	**$0.27**	**$0.69**	**$0.66**

See footnotes on page 20

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Footnotes Distributable Earnings, formerly known as Operating Earnings, is a non-GAAP financial measure that we define as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization on real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on our foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of our convertible senior notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Please see page 17 for a reconciliation of GAAP net income to Distributable Earnings. Represents loan assets with no asset-specific financing. Pursuant to our Term Loan B agreement, we are required to maintain a ratio of total unencumbered assets to total pari-passu indebtedness of at least 2.50:1. Unencumbered assets are comprised of unencumbered loan assets, cash, other assets and residual equity interests in entities where we hold assets financed under repurchase obligations. Reflects closing share price on July 25, 2022. Quarterly add-on fundings represent fundings committed prior to the quarter. Weighted Average Unlevered All-in Yield on the loan portfolio is based on the applicable benchmark rates as of period end on the floating rate loans and includes accrual of origination, extension, and exit fees. For non-US deals, yield excludes incremental forward points impact from currency hedging. Common equity market capitalization represents common shares outstanding times the closing stock price on June 30, 2022. Other includes changes in current expected credit loss allowance, PIK interest, and the accretion of loan costs and fees. Amounts and percentages may not foot due to rounding. Book value per share of common stock is common stockholders’ equity divided by shares of common stock outstanding. On January 1, 2022 we adopted ASU 2020-06 "Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity" ("ASU 2020-06"), which no longer require the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Prior to the adoption of ASU 2020-06, we attributed $15.4 million of the proceeds to the equity component of the Convertible Notes ($11.0 million to the 2022 Notes and $4.4 million to the 2023 Notes), which represented the excess proceeds received over the fair value of the liability component of the Convertible Notes at the date of issuance. The equity component of the Convertible Notes had been reflected within additional paid-in capital on our condensed consolidated balance sheet until January 1, 2022 when we adopted ASU 2020-06 through the modified retrospective approach. Upon adoption we (i) reclassified $12.0 million of previously recorded amortization related to the equity component of the Convertible Notes from retained earnings to additional paid-in-capital and (ii) removed the remaining unamortized balance of $3.4 million, which increased the cost basis of convertible notes and decreased additional paid-in-capital on the condensed consolidated balance sheet. Represents total debt, less cash and loan proceeds held by servicer divided by total stockholders' equity, adjusted to add back the General CECL Allowance in line with our covenants. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends. Based on loan amortized cost. Includes one subordinate risk retention interest in a securitization vehicle and one loan held-for-sale classified as Subordinate Loans Gross of $23 million of General CECL Allowance Assumes exercise of all extension options. Amortized cost for these loans is net of the recorded Specific CECL Allowances and impairments. Future funding dates and amounts are based upon the Manager’s estimates, which are derived from the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect our operating results. Excludes risk-rated 5 loans. Any such hypothetical impact on interest rates on our variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment.  Further, in the event of a change in interest rates of that magnitude, we may take actions to further mitigate our exposure to such a change.  However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in our financial structure. The analysis incorporates movements in USD and GBP benchmark rates only.